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                                                                       EXHIBIT 8

                     OPINION OF WEIL, GOTSHAL & MANGES LLP

                                                              September 20, 1996

Redman Industries, Inc.
2550 Walnut Hill Lane, Suite 200
Dallas, Texas 75229

Ladies & Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of RHI Acquisition Corp. ("Subsidiary"), a Delaware corporation and a direct wholly-owned subsidiary of Champion Enterprises, Inc. ("Champion"), a Michigan corporation, with and into Redman Industries, Inc. ("Redman"), a Delaware corporation.

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger among Champion, Subsidiary, and Redman dated as of August 19, 1996 (the "Merger Agreement"), the Joint Proxy Statement and Prospectus (the "Joint Proxy Statement") included in the Registration Statement on Form S-4, as filed by Champion with the Securities and Exchange Commission on September 20, 1996 (the "Registration Statement"). In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of Champion, Subsidiary and Redman.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and
(3) the accuracy of (i) the representations made by Champion, which are set forth in the Officers' Certificate delivered to us by Champion, dated the date hereof and (ii) the representations made by Redman, which are set forth in the Officers' Certificate delivered to us by Redman, dated the date hereof.

     Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

          1. The Merger will constitute a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code of 1986, as amended (the
     "Code").

          2. No gain or loss will be recognized by stockholders of Redman with respect to shares of common stock of Champion received in the Merger in exchange for shares of common stock of Redman, except with respect to cash received in lieu of fractional shares of common stock of Champion.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "SUMMARY OF JOINT PROXY STATEMENT AND PROSPECTUS -- The Proposed Merger -- Certain Federal Income Tax Consequences of the Merger", "TERMS OF THE MERGER -- Certain Federal Income Tax Consequences of the Merger" and "LEGAL MATTERS" in the Joint Proxy Statement.

                                          Very truly yours,

                                          /s/ WEIL, GOTSHAL & MANGES LLP